UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 29, 2016

(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Vascular Solutions, Inc. (the “Company”) held on April 29, 2016, the Company’s shareholders approved each of the following proposals, which were set forth in the Proxy Statement for the 2016 Annual Meeting of Shareholders:

Proposal 1

The Company’s shareholders elected each of the seven director nominees to a one-year term and until the director’s successor is elected and qualified (except in the case of earlier death, resignation or removal) as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Martin Emerson	13,271,336	257,507	2,748,315
John Erb	13,142,084	386,759	2,748,315
Richard Kramp	13,456,907	71,936	2,748,315
Richard Nigon	12,030,478	1,498,365	2,748,315
Paul O’Connell	13,441,614	87,229	2,748,315
Howard Root	13,443,019	85,824	2,748,315
Jorge Saucedo	13,269,586	259,257	2,748,315

Proposal 2

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,960,987	305,017	11,154	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: May 2, 2016	By:	/s/ Gordon Weber
Gordon Weber
Its: Secretary